SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported) November 7, 2001



Commission      Registrant; State of Incorporation;     I.R.S. Employer
File Number        Address; and Telephone Number       Identification No.
-----------     -----------------------------------    ------------------
1-3141          Jersey Central Power & Light Company       21-0485010
                (a New Jersey corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone  (610) 929-3601

1-446           Metropolitan Edison Company                23-0870160
                (a Pennsylvania corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone  (610) 929-3601

1-3522          Pennsylvania Electric Company              25-0718085
                (a Pennsylvania corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone  (610) 929-3601


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Item 1.  Changes in Control of Registrant

     On November 7, 2001, the merger of FirstEnergy Corp. (FirstEnergy) and GPU, Inc. (GPU) became effective pursuant to the Agreement and Plan of Merger, dated August 8, 2000 (Merger Agreement) by and among
FirstEnergy and GPU. As a result of the merger, GPU's wholly owned subsidiaries, including Jersey Central Power & Light Company,
Metropolitan Edison Company and Pennsylvania Electric Company
(collectively, the "Former GPU Companies"), became wholly owned subsidiaries of FirstEnergy.

     Under the terms of the Merger Agreement, GPU shareholders could elect to receive, for each share of GPU common stock that they own, either $36.50 in cash or shares of FirstEnergy common stock. The number of FirstEnergy shares that a GPU shareholder will receive in exchange for a GPU share depends upon the average closing price of FirstEnergy common stock over a pre-determined 20-day trading period, but is limited to 1.2318 shares if that average price is $29.6313 or higher. With the November 7, 2001, merger effective date, the 20-day trading period ended on October 29, 2001, and resulted in an average closing price of $35.67. Consequently, GPU shareholders electing FirstEnergy shares will receive
1.2318 shares of FirstEnergy common stock for each share of GPU common stock that they own. The elections by GPU shareholders are subject to proration if the total elections received result in more than one-half of the GPU common stock being exchanged for either cash or FirstEnergy shares.

     FirstEnergy borrowed the funds for the cash portion of the merger consideration, approximately $2.2 billion, through a credit agreement dated as of October 2, 2001 with a group of banks led by Barclay's Bank Plc, as administrative agent. FirstEnergy will issue approximately 73.7 million shares of its common stock to GPU shareholders for the share portion of the transaction consideration.

Item 4.  Changes in Registrant's Certifying Accountant

     Effective with the merger as described in Item 1, each Former GPU Company became a wholly owned subsidiary of FirstEnergy and named Arthur Andersen LLP as its independent accountants, effective November 7, 2001. Each Former GPU Company's former independent accountants, PricewaterhouseCoopers LLP, were dismissed on November 7, 2001. The decisions to dismiss PricewaterhouseCoopers LLP and to engage Arthur Andersen LLP were recommended by the Audit Committee of, and approved by, the Board of Directors of FirstEnergy, the sole-shareholder of the Former GPU Companies.

     None of the reports issued by PricewaterhouseCoopers LLP on any of the Former GPU Companies' financial statements for either of the two most recent fiscal years contained any adverse opinion or any disclaimer of an opinion, or any qualification or modification as to uncertainty, audit scope or accounting principle.

     In connection with its audits for the two most recent fiscal years and through November 7, 2001 for each of the Former GPU Companies, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference thereto in their reports on the financial statements of such company for such years.

     Each of the Former GPU Companies has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated November 9, 2001, is filed as Exhibit 16 to this Form 8-K. Arthur Andersen LLP was provided an opportunity to comment on the contents of the disclosures made herein, and no comments were received.

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Item 7.  Exhibits

    Exhibit No.                Description
    -----------                -----------

       16 PricewaterhouseCoopers LLP letter to the Securities and Exchange Commission regarding the change in certifying accountant.


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                              SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







November 9, 2001












                                   JERSEY CENTRAL POWER & LIGHT COMPANY
                                   ------------------------------------
                                              Registrant

                                       METROPOLITAN EDISON COMPANY
                                       ---------------------------
                                               Registrant

                                      PENNSYLVANIA ELECTRIC COMPANY
                                      -----------------------------
                                               Registrant



                                          /s/  Harvey L. Wagner
                                      ---------------------------------
                                               Harvey L. Wagner
                                        Vice President and Controller
                                        Principal Accounting Officer

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